UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

REON Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54763	45-5296714
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Songzhuangzhen Wangdu 3 Jie 19Hao 204Shi
Tongzhouqu, Beijing, China

(Address of principal executive office)

(86) 10 5129 5695

(Registrant's telephone number, including area code)

TROY, Inc.

100 Europa Drive, Suite 455
Chapel Hill, North Carolina

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 27, 2012, REON Holdings, Inc., formerly known as Troy, Inc., (the “Company”) entered into and closed a Stock Purchase Agreement (the “SPA”) with Peter Coker, the former sole director and officer of the Company (the “Seller”), and Zhongxin Li (the “Purchaser”), under which the Purchaser purchased 100,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”), for an aggregate purchase price of $20,000, payable in full to the Seller. The Shares represent all of the Seller’s interest in and to any securities of the Company, and make up 100% of the issued and outstanding shares of the Company’s common stock.

All funds for the purchase of the Shares were provided from the Purchaser’s personal funds.

There is no family relationship or other relationship between the Seller and Purchaser and there are no arrangements or understanding among the members of the former or new control group with respect to election of directors or other matters. This was a private transaction between Seller and Purchaser and no new shares of the Registrant were sold or issued.

Item 5.01 Changes in Control of Registrant

The information required by this Item 5.01 is incorporated herein by reference to Item 1.01, Entry into a Material Definitive Agreement and Item 5.02, Departure of Directors or Certain Officers; Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the SPA, on November 27, 2012, Peter Coker resigned from his positions as sole director and President, Chief Executive Officer, and Chief Financial Officer of the Company, effective upon the appointment of a successor to these positions.

On November 27, 2012, the Board of Directors of the Company accepted Mr. Coker’s resignation and appointed Zhongxin Li as the President, Chief Executive Officer, Chief Financial Officer and sole director effective immediately.

Zhongxin Li, age 47, has over 20 years of experience in business development, marketing, and financial services. Mr. Li has been the founder, chairman and CEO of Ruian Hexin Investment Management (Beijing) Co., Ltd. since 2010. Ruian Hexin is primarily focused on providing financial services to China’s emerging middle class population. Mr. Li was also the chairman of Beijing Ruian Hongtai Insurance Agency Co., Ltd since 2006. Between 2004 and 2006, Mr. Li was the CEO of Beijing Junrong Investment Guarantee Co., Ltd. Between 2001 and 2004, Mr. Li was the marketing manager of Beijing branch of Tai Kang Life Insurance Co., Ltd; and between 1997 and 2001, Mr. Li was the marketing manager of China Ping An Insurance Co., Ltd. Mr. Li received his master degree in banking and monetary policy from Renmin University of China, and his bachelor degree in science from Jinan University in ceramics.

No transactions occurred in the last two years to which the Company was a party in which Mr. Li had or is to have a direct or indirect material interest.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On November 28, 2012, the Company filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to change its name from “Troy, Inc.” to “REON Holdings, Inc.” (the “Name Change”), to increase the total number of authorized shares to 1,500,000,000 of which 1,000,000,000 shares shall be common stock, par value $0.001 per share and 500,000,000 shares shall be preferred stock, par value $0.001 per share (the “Authorized Share Increase”). A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01 Other Events

Effective November 27, 2012, the Company’s executive office is located at Songzhuangzhen Wangdu 3 Jie 19Hao 204Shi Tongzhouqu, Beijing, China. The phone number is (86) 10 5129 5695.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Stock Purchase Agreement dated November 27, 2012.

3.1	Certificate of Amendment to the Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REON Holdings, Inc.

Date: November 29, 2012	By:	/s/ Zhongxin Li
Zhongxin Li
Chief Executive Officer